UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

MINERALS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

622 Third Avenue, New York, NY		10017-6707
(Address of principal executive offices)		(Zip code)

(212) 878-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Senior Notes due 2032

On October 13, 2026, Minerals Technologies Inc. (the “Company”) completed its previously announced offering of $400,000,000 aggregate principal amount of its 7.500% Senior Notes due 2032 (the “Notes”). The Company intends to use the net proceeds of its offering of the Notes, together with cash on hand, (i) to redeem all of the outstanding 5.000% senior notes due 2028 and (ii) to pay transaction fees and expenses related to this offering and the Amendment (as defined below). The terms of the Notes are governed by an indenture dated as of October 13, 2026 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 7.500% per annum payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The Notes are guaranteed by the Company’s wholly owned domestic restricted subsidiaries that are obligors or guarantors under its senior secured credit facilities or certain other indebtedness.

At any time and from time to time prior to January 15, 2029, the Company may redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount, plus the “make-whole” premium described in the Indenture and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Beginning on January 15, 2029, the Company may redeem some or all of the Notes at any time and from time to time at the applicable redemption prices listed in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time and from time to time prior to January 15, 2029, the Company may redeem up to 40% of the aggregate principal amount of the Notes with funds from one or more equity offerings at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company experiences a Change of Control (as defined in the Indenture), the Company is required to offer to repurchase the Notes at 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, prepay, redeem or repurchase certain subordinated debt, issue certain preferred stock or similar equity securities, make loans and investments, sell or otherwise dispose of assets, incur liens, enter into transactions with affiliates, enter into agreements restricting its subsidiaries’ ability to pay dividends, and consolidate, merge or sell all or substantially all assets.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Amended Credit Agreement

On October 13, 2026, the Company entered into a Refinancing Facility Agreement and Incremental Facility Amendment (the “Amendment”) to amend the credit agreement dated as of May 9, 2014 (as amended by the Refinancing Facility Agreement, dated as of June 23, 2015, the Second Amendment, dated as of February 14, 2017, the Third Amendment and Incremental Facility Amendment, dated as of April 18, 2018, the Refinancing Facility Agreement, dated as of August 11, 2022, and the Refinancing Facility Agreement and Incremental Facility Amendment, dated as of November 26, 2024, and as further amended, supplemented, modified, restated, amended and restated or otherwise modified from time to time as of the date hereof, the “Existing Credit Agreement”), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto (the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”). The Existing Credit Agreement provided for, among other things, a $564,937,500 senior secured term loan facility (the “Existing Term Loan Facility”) and a $400,000,000 senior secured revolving credit facility (the “Existing Revolving Facility”).

The Amendment provides for, among other things, a new senior secured revolving credit facility with aggregate commitments of $500,000,000 (the “Refinancing Revolving Facility”), a portion of which may be used for the issuance of letters of credit and swingline loans. The Refinancing Revolving Facility replaces the Existing Revolving Facility. The maturity date for loans and commitments under the Refinancing Revolving Facility is October 13, 2031, and the maturity date for loans under the Existing Term Loan Facility remains November 26, 2031; provided that the maturity date of the Refinancing Revolving Facility will be adjusted to the date that is 91 days prior to the stated maturity date of the Existing Term Loan Facility unless, prior to the date that is 91 days prior to the stated maturity date of the Existing Term Loan Facility, all amounts in excess of $50,000,000 of the Existing Term Loan Facility have been either (a) refinanced with indebtedness permitted under the Amended Credit Agreement maturing later than 90 days after the scheduled maturity date of the Existing Term Loan Facility or (b) discharged or repaid (other than with the proceeds of any indebtedness maturing earlier than 91 days after the scheduled maturity date of the Refinancing Revolving Facility). The Amendment does not change any terms of the Existing Term Loan Facility and, except as set forth above, the terms of the Refinancing Revolving Facility (including interest rates and fees) remain the same as the Existing Revolving Facility.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, including the exhibits thereto, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “outlook,” “forecast,” “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Many of these risks and uncertainties are difficult to predict or are beyond the Company’s control. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad including with respect to changes in tariffs; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health, and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo Inc. (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2025 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this current report speak only as of the date of this current report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of October 13, 2026, by and among Minerals Technologies Inc., the subsidiary guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee.

10.1*	Refinancing Facility Agreement and Incremental Facility Amendment dated as of October 13, 2026, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 13, 2026	Minerals Technologies Inc.

	By:	/s/ Timothy J. Jordan
		Name:	Timothy J. Jordan
		Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer